Exhibit 99

                                  Press Release

                                      Dated

                                  June 10, 1999

                            PRESS RELEASE



Today's date:   June 10,1999            Contact:  Bill W. Taylor
Release date:  Immediately              Exec. Vice President, C.F.O.
                                        903-586-9861



JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION OF CASH DIVIDEND
                     (NASDAQ SYMBOL - JXVL)


     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on June 7, 1999, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on July 13 , 1999, to stockholders of record at close of business on June 30, 1999.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB, that conducts business through six branches throughout East Texas in addition to its home office operations in Jacksonville, Texas.

     As of March 31, 1999, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $263.2 million liabilities and deferred income of $227.3 million and stockholder's equity of $ 35.9 million .